KRAMER LEVIN NAFTALIS & FRANKEL LLP
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                           NEW YORK, N.Y. 10022 - 3852

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         TEL (212) 715-7811                                       75008 Paris
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                                                              December 7, 1999

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:  Cyber Digital, Inc.
                       Registration Statement on Form SB-2

Ladies and Gentlemen:

                  We have acted as counsel to Cyber Digital, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the above-captioned Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering 5,000,000 shares of common stock, par value $0.01 per share, of the Company to be sold by the selling stockholders named in the Registration Statement (the "Shares").

                  As such counsel we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers of the Company.

                  Based upon the foregoing, we are of the opinion that the Shares, other than those shares that are to be issued upon the conversion of the Series C and D1 Preferred Stock, have been validly authorized and issued, and are fully-paid and non-assessable shares of common stock of the Company.

                  We are attorneys admitted to the Bar of the State of New York, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent we do not thereby concede that we are within

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December 7, 1999
Page 2

the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                  This firm owns 50,000 shares of the Company's Common Stock.



                                Very truly yours,

                                       /s/ KRAMER LEVIN NAFTLIS & FRANKEL LLP
                                       --------------------------------------
                                           KRAMER LEVIN NAFTALIS & FRANKEL LLP